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                                                                    EXHIBIT 99.1

[ENERGY VENTURES, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE



December 11, 1996, Houston, Texas - Energy Ventures, Inc. (NYSE-EVI) today announced the completion of the previously announced acquisition of the operating assets of Arrow Completion Systems, Inc. and Watson Packer, Inc. from Weatherford Enterra, Inc. for total consideration of approximately $21.3 million.

EVI is an international oilfield equipment company with manufacturing operations in eight countries. The Company manufactures drill pipe, premium tubulars and production equipment.


Contact:
James G. Kiley
Vice President and
Chief Financial Officer
(713) 297-8400